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                                                                   EXHIBIT 10.41
                              Acuson Corporation

           7.61% SERIES D SENIOR UNSECURED NOTE DUE DECEMBER 12, 2004

No. 1                                                          December 13, 1999
$7,500,000                                                     PPN 00511# AD 0

          FOR VALUE RECEIVED, the undersigned, ACUSON CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to J. ROMEO & CO., or registered assigns, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000), as hereinafter provided, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.61% per annum from the date hereof, payable semi-annually, on the 12th day of December and June in each year, commencing June 12, 2000, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum equal to 9.61%.

          The Company agrees to pay the principal of this Note in five equal installments on December 12 in each of the years 2000 through 2004, inclusive, each in the amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), with the final installment on December 12, 2004 in such amount, or in any case the then unpaid principal amount of this Note.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Mountain View, California or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement and Supplemental Note Purchase Agreement referred to below.

          This Note is one of the 7.61% Series D Senior Unsecured Notes due December 12, 2004 (the "Series D Notes") issued pursuant to a certain Note Purchase Agreement, dated as of April 9, 1999 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the Initial Note Purchasers named therein, as amended on December 13, 1999, and a Supplemental Note Purchase Agreement dated as of December 13, 1999 (as from time to time amended, the "Supplemental Note Purchase Agreement") entered into by the Company with the Supplemental Purchasers (as such term is defined in the Note Purchase Agreement) named therein and is entitled to the benefits, and subject to the terms and conditions, thereof. Except as set forth in the Agreement, this Series D Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Purchase Agreement and the Supplemental Note Purchase Agreement for a statement of such rights and benefits.
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          Each holder of this Series D Note shall be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
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Section 11.7 of the Note Purchase Agreement and (ii) to have made the
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representation set forth in Section 4.2 of the Note Purchase Agreement.
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          This Series D Note is a registered Note and, as provided in the Note
Purchase Agreement, upon surrender of this Series D Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series D Note for a like principal amount shall be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Series D Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          This Series D Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Series D Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

          This Series D Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    ACUSON CORPORATION

                                    By:___________________________________

                                    Name:_________________________________

                                    Title:__________________________________